UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: June 15, 2017

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

As of June 15, 2017, Axion Power International, Inc. (the “Company”) received the long awaited $250,000 deposit from its Chinese joint venture partner. The delay in receipt of which was as a result of bureaucratic procedures within the Chinese taxation authorities which needed to clear the transaction before the funds could be wired from the Peoples Republic of China to the United States. Throughout the process, the Company worked closely with its Chinese counterparts, and the Company believes the parties will continue these strong collaborative efforts to move quickly toward a definitive agreement with regard to the relationship and utilization of Axion’s PbCR technology in applications in China and surrounding areas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 19, 2017

AXION POWER INTERNATIONAL, INC.

By: /s/ Richard H. Bogan

Chairman of the Board and Chief Executive Officer